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                                                                      EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (2-98715, 33-34753, No. 33-53385, No. 333-77601, No.
333-38224, No. 333-41654, No. 333-59814, and No. 333-101005) of Teleflex
Incorporated of our report dated February 11, 2004, except for Note 14, which is as of March 3, 2004, relating to the consolidated financial statements and financial statement schedule of Teleflex Incorporated, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, PA
March 10, 2004